EXHIBIT 21

                             BELAIR CAPITAL FUND LLC
                                  SUBSIDIARIES


         Name                                      Jurisdiction of Incorporation
         ----                                      -----------------------------
Belair Real Estate Corporation                               Delaware

Bel Residential Properties Trust                             Maryland

Katahdin Property Trust, LLC                                 Delaware